UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/08/2007

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2007, Kirby G. Pickle was elected to the board of directors of the Company as an independent director, for a term commencing January 25, 2007. Mr. Pickle was nominated by the Company's nominating committee in accordance with the Company's by-laws and elected by the Company's board of directors. Mr. Pickle's current term will expire at the 2007 Annual Meeting of Stockholders scheduled for June 6, 2007, and he will stand for election at that time. Mr. Pickle is Managing Partner of Bridge Creek Partners, a consulting entity focused on restructuring for mid-sized companies. He previously held positions as Chairman and Vice Chairman of KMC Telecom Inc. and Chief Executive Officer of DSLnet. Inc. and Velocita Corporation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: January 12, 2007	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel